Limited Power of Attorney Section 16 Reporting Obligations

VIRAGE
LOGIC CORPORATION
POWER OF ATTORNEY TO EXECUTE DOCUMENTS REQUIRED
PURSUANT TO
THE SECURITIES EXCHANGE ACT OF 1934

The undersigned
hereby constitutes Douglas Blankenship and Joanne Williams, and each of them with full power of substitution, to execute in the name and on behalf of the undersigned any and all documents and reports required to be filed on behalf of the undersigned in his or her capacity as an officer, director or 10% stockholder of Virage Logic Corporation pursuant to the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder, specifically including SEC Forms 3, 4 and 5.

This Power of Attorney shall be effective until revoked by the undersigned by a writing delivered to the above named attorneys-in-fact at the following address:

Douglas Blankenship
Virage Logic
Corporation
47100 Bayside Parkway
Fremont, CA  94538


IN WITNESS
WHEREOF, the undersigned has executed this Power of Attorney as of this 20th day of June, 2003.



Alexander Shubat